UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2016

AECOM

(Exact name of Registrant as specified in its charter)

Delaware	0-52423	61-1088522
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1999 Avenue of the Stars, Suite 2600

Los Angeles, California 90067

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code  (213) 593-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04           Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

On May 16, 2016, AECOM received notice from the plan administrator to merge the AECOM 401(k) Retirement Plan, the Hunt Corporation Retirement Savings Plan and the McNeil Technologies, Inc. 401(k) Plan into the AECOM Retirement & Savings Plan (each a “Plan” and collectively, the “Plans”) on July 1, 2016.

The expected merger of the Plans will include a blackout period in which certain Plan participants will be unable to engage in transactions involving the assets held in the Plan accounts, including changing contribution rates, directing or diversifying investments, or obtaining a loan, withdrawal, or distribution (the “Blackout Period”).

As described in the Notice, the Blackout Period is expected to begin on June 15, 2016 and end during the week of July 11, 2016.  During the Blackout Period and for two years after the ending date of the Blackout Period, a security holder or other interested person may obtain, without charge, the actual beginning and ending dates of the Blackout Period, by submitting a request to AECOM, 1999 Avenue of the Stars, Suite 2600, Los Angeles, CA, 90067, Attn: Corporate VP Global Benefits, Human Resources, (213) 593-8000.

On May 18, 2016, the Company completed sending a notice to its directors and executive officers (the “Notice”) informing them of the Blackout Period and the restrictions on trading in AECOM common stock that apply to them during the Blackout Period, pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR.  A copy of the Notice is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 9.01              Financial Statements and Exhibits

Exhibit No.	Exhibit

99.1	Notice provided to directors and executive officers of AECOM.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

AECOM

Dated:	May 18, 2016	By:	/s/ DAVID Y. GAN
David Y. Gan
Senior Vice President, Assistant General
Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Notice provided to directors and executive officers of AECOM.